CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 of Transamerica Financial Life Insurance Company (No. 333-281598) (the “Registration Statement”) of our report dated April 11, 2024 relating to the statutory basis financial statements of Transamerica Financial Life Insurance Company. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 27, 2026